                         The CIT Group/Business Credit
                                   3rd Floor
                            300 South Grand Avenue
                             Los Angeles, CA 90071
                                 213 621-8300



January 14, 1994


Orchard Supply Hardware Corporation
6450 Via Del Oro
San Jose, California 95161

Gentlemen:

Reference is made to the Financing Agreement between us dated October 29,1992, as amended (the "Agreement"). Capitalized terms used herein and defined in the Financing Agreement shall have the same meanings as set forth therein unless otherwise specifically defined herein.

Pursuant to mutual understanding, the Agreement is hereby amended, effective upon the payment in full of the Senior Unsecured Debt with the proceeds from the borrowings evidenced by the New Senior Unsecured Debt as follows:

     1. The definition of "Effective Net Worth" as set forth in Section 1 of the Agreement is hereby deleted in its entirety and the following is hereby inserted in lieu thereof:

     "Effective Net Worth shall mean, wherever used throughout this Financing
     --------------------
     Agreement, as at any date of determination, the sum of (i) Net Worth plus
                                                            ---           ----
     (ii)  to the extent that the consolidated Net Worth has been reduced
     ----
     thereby, indebtedness evidenced by the Management Notes, plus (iii) the
                                                              ---- -----
     principal amount of Subordinated Debt outstanding on such date of determination, plus (iv) the amount of LIFO reserve, plus (v) to the
                    ---- ----                             ---- ---
     extent aggregate net income (or loss) has been reduced (or such loss has been increased) thereby, the amount of any write-up in the book value of any inventory as a result of purchase accounting adjustments as set forth in APB Opinion No. 16, in each case for Company on a consolidated basis as determined in conformity with GAAP, plus (vi) to the extent that
                                         ---- ----
     consolidated Net Worth has been reduced thereby, any write-down on or after July 30, 1993 of the carrying value of the Company's former warehouse building and underlying land in San Jose, California which is currently recognized as assets held for disposal on the Company's balance sheet."

     2. Section 1 of the Financing Agreement is hereby amended by the addition thereto of the following definition:

     "New Senior Unsecured Debt shall mean the debt, and the senior notes and
     --------------------------
     the indenture dated as of January 15, 1994 among the Company, the Parent and U.S. Trust Company of California, N.A., as trustee, evidencing such, in an amount not less than $100,000,000 due 2002."

     3. The definition of "Permitted Indebtedness" as set forth in Section 1 of the Agreement is hereby amended by deleting the period at the end of the definition and adding the following:

     "and viii) New Senior Unsecured Debt."

     4. Paragraph 9 of Section 6 of the Agreement is hereby amended by deleting it in its entirety and substituting the following in lieu thereof:

     "9. The Company shall have on the last day of each fiscal quarter of the Company an Effective Net Worth of at least:

     Fiscal Period Ending                          Amount
     --------------------                          ------
     January 30, 1994                              $80,000,000
     May 1, 1994                                   $80,000,000
     July 31, 1994 and each fiscal
     quarter thereafter                            $85,000,000"

     5. Paragraph 11 of Section 6 of the Agreement is hereby amended by deleting it in its entirety and substituting the following in lieu thereof:

     "11. Without the prior written consent of CITBC, the Company will not: a) enter into an Operating Lease if after giving effect thereto the aggregate obligations with respect to Operating Leases of the Company during the fiscal years set forth below would exceed the percentages set forth below of the Company's net sales for the fiscal year immediately preceding the year in which such Operating Lease is entered into:

     Fiscal Year Ending                            Ratio
     ------------------                            -----
     January 31, 1993                              4.50%
     January 30, 1994                              4.65%
     January 29, 1995                              5.00%
     January 28, 1996 and each
     fiscal year thereafter                        5.10%

     or b) contract for, purchase, make expenditures for, lease pursuant to a Capital Lease or otherwise incur obligations with respect to Capital Expenditures (whether subject to a security interest or otherwise) during any fiscal year in the aggregate amount in excess of:

     a) $5,500,000 for the fiscal year ending January 31, 1993; b) $40,000,000 for the fiscal year ending January 30, 1994; c) $20,000,000 for the fiscal year ending January 29, 1995; d) $15,000,000 for the fiscal year ending January 28, 1996, and for each fiscal year thereafter, provided, however, if no Default and/or Event of Default has occurred, and has not been cured or waived by CITBC, any permitted amounts not expended during any fiscal year may be carried forward and spent in the subsequent fiscal year without being applied toward the maximum permitted amount for that fiscal year; provided further that such permitted amounts carried over shall be deemed to be expended first in any such subsequent fiscal year and may not in any event be carried forward beyond such subsequent year."

     6. Paragraph 13 of Section 6 of the Agreement is hereby amended by deleting it in its entirety and substituting the following in lieu thereof:

     "13. The Company shall have at the end of the fiscal quarter of the Company a Fixed Charge Coverage Ratio of not less than 1.25 to 1 for the four quarters then ending."

     7. Paragraph 14 of Section 6 of the Agreement is hereby amended by deleting it in its entirety and substituting the following in lieu thereof:

     "14. The Company shall have on the last day of each fiscal quarter of the Company a Leverage Ratio of not more than:

     Fiscal Period Ending                       Ratio
     --------------------                       -----
     January 31, 1994                           1.75 to 1
     May 1, 1994                                1.75 to 1
     July 31, 1994                              1.75 to 1
     October 30, 1994                           1.75 to 1
     January 29, 1995                           1.75 to 1
     April 30, 1995 and each fiscal
     quarter thereafter                         1.60 to 1"

Except as set forth above, no other change in the terms or provisions of the Agreement is intended or implied. If the foregoing is in accordance with your understanding of our agreement, kindly so indicate by signing and returning the enclosed copy of this letter.

                                       Very truly yours,

                               THE CIT GROUP\BUSINESS CREDIT, INC.


                               By
                                 -------------------------------
                                 Title:

Read and Agreed to:

ORCHARD SUPPLY HARDWARE CORPORATION

By
  -------------------------------
     Title:

Consent Confirmed and
Parent Guaranty reaffirmed as set forth above
ORCHARD SUPPLY HARDWARE STORES CORPORATION
F/K/A ORCHARD HOLDING CORPORATION

By
  -------------------------------
     Title: